Exhibit 99.1
NVR, INC. ANNOUNCES THIRD QUARTER RESULTS

October 25, 2022, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its third quarter ended September 30, 2022 of $411.4 million, or $118.51 per diluted share. Net income and diluted earnings per share for the third quarter ended September 30, 2022 increased 24% and 37%, respectively, when compared to 2021 third quarter net income of $332.1 million, or $86.44 per diluted share. Consolidated revenues for the third quarter of 2022 totaled $2.78 billion, which increased 16% from $2.40 billion in the third quarter of 2021.
For the nine months ended September 30, 2022, consolidated revenues were $7.81 billion, a 16% increase from $6.72 billion reported in 2021. Net income for the nine months ended September 30, 2022 was $1.27 billion, an increase of 41% when compared to net income for the nine months ended September 30, 2021 of $902.1 million. Diluted earnings per share for the nine months ended September 30, 2022 was $358.61, an increase of 55% from $231.75 per diluted share for 2021.
Homebuilding
New orders in the third quarter of 2022 decreased by 15% to 4,421 units, when compared to 5,201 units in the third quarter of 2021. The average sales price of new orders in the third quarter of 2022 was $453,400, an increase of 3% when compared with the third quarter of 2021. The cancellation rate in the third quarter of 2022 was 15% compared to 9% in the third quarter of 2021. Settlements in the third quarter of 2022 increased by 5% to 5,949 units, compared to 5,683 units in the third quarter of 2021. The average settlement price in the third quarter of 2022 was $460,500, an increase of 12% from the third quarter of 2021. Our backlog of homes sold but not settled as of September 30, 2022 decreased on a unit basis by 11% to 10,758 units and decreased on a dollar basis by 5% to $5.09 billion when compared to the respective backlog unit and dollar balances as of September 30, 2021.
Homebuilding revenues of $2.74 billion in the third quarter of 2022 increased by 17% compared to homebuilding revenues of $2.34 billion in the third quarter of 2021. Gross profit margin in the third quarter of 2022 increased to 23.6%, compared to 22.2% in the third quarter of 2021. Income before tax from the homebuilding segment totaled $520.9 million in the third quarter of 2022, an increase of 32% when compared to the third quarter of 2021.
Mortgage Banking
Mortgage closed loan production in the third quarter of 2022 totaled $1.66 billion, an increase of 2% when compared to the third quarter of 2021. Income before tax from the mortgage banking segment totaled $17.6 million in the third quarter of 2022, a decrease of 55% when compared to $39.0 million in the third quarter of 2021. This decrease was primarily attributable to a decrease in secondary marketing gains.
Effective Tax Rate
Our effective tax rate for the three and nine months ended September 30, 2022 was 23.6% and 24.3%, respectively, compared to 23.5% and 22.5% for the three and nine months ended September 30, 2021, respectively. The increase in the effective tax rate for the nine month period in 2022 is primarily attributable to a lower income tax benefit recognized for excess tax benefits from stock option exercises, which totaled $27.7 million for the nine month period ended September 30, 2022, compared to $37.8 million for the nine month period ended September 30, 2021.

About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-five metropolitan areas in fifteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: the impact of COVID-19 on the economy and related supply chain disruptions; general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Homebuilding:
Revenues	$2,739,445	$2,336,615	$7,658,734	$6,524,886
Other income	10,211	1,496	15,446	4,714
Cost of sales	(2,092,457)	(1,817,939)	(5,668,549)	(5,117,065)
Selling, general and administrative	(129,416)	(112,226)	(391,358)	(347,051)
Operating income	527,783	407,946	1,614,273	1,065,484
Interest expense	(6,854)	(12,838)	(31,510)	(38,694)
Homebuilding income	520,929	395,108	1,582,763	1,026,790

Mortgage Banking:
Mortgage banking fees	37,455	59,025	155,518	195,798
Interest income	3,437	2,336	8,283	6,577
Other income	1,294	1,022	3,669	2,877
General and administrative	(24,252)	(22,959)	(70,646)	(67,228)
Interest expense	(348)	(405)	(1,115)	(1,216)
Mortgage banking income	17,586	39,019	95,709	136,808

Income before taxes	538,515	434,127	1,678,472	1,163,598
Income tax expense	(127,122)	(102,046)	(407,665)	(261,460)

Net income	$411,393	$332,081	$1,270,807	$902,138

Basic earnings per share	$125.97	$93.25	$383.68	$249.30

Diluted earnings per share	$118.51	$86.44	$358.61	$231.75

Basic weighted average shares outstanding	3,266	3,561	3,312	3,619

Diluted weighted average shares outstanding	3,471	3,842	3,544	3,893

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Homebuilding:
Cash and cash equivalents	$1,748,506	$2,545,069
Restricted cash	51,239	60,730
Receivables	28,378	18,552
Inventory:
Lots and housing units, covered under sales agreements with customers	1,931,639	1,777,862
Unsold lots and housing units	194,882	127,434
Land under development	15,230	12,147
Building materials and other	28,698	29,923
	2,170,449	1,947,366

Contract land deposits, net	521,572	497,139
Property, plant and equipment, net	55,982	56,979
Operating lease right-of-use assets	69,933	59,010
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Other assets	230,255	229,018
	4,917,894	5,455,443
Mortgage Banking:
Cash and cash equivalents	18,431	28,398
Restricted cash	2,924	2,519
Mortgage loans held for sale, net	316,094	302,192
Property and equipment, net	3,250	3,658
Operating lease right-of-use assets	14,534	9,758
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	109,060	25,160
	471,640	379,032
Total assets	$5,389,534	$5,834,475

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)
(unaudited)

	September 30, 2022	December 31, 2021
LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$393,941	$336,560
Accrued expenses and other liabilities	427,072	435,860
Customer deposits	376,160	417,463
Operating lease liabilities	74,670	64,128
Senior notes	915,346	1,516,255
	2,187,189	2,770,266
Mortgage Banking:
Accounts payable and other liabilities	102,101	51,394
Operating lease liabilities	15,405	10,437
	117,506	61,831
Total liabilities	2,304,695	2,832,097

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both September 30, 2022 and December 31, 2021	206	206
Additional paid-in capital	2,538,812	2,378,191
Deferred compensation trust – 106,697 shares of NVR, Inc. common stock as of both September 30, 2022 and December 31, 2021	(16,710)	(16,710)
Deferred compensation liability	16,710	16,710
Retained earnings	11,318,646	10,047,839
Less treasury stock at cost – 17,343,353 and 17,107,889 shares as of September 30, 2022 and December 31, 2021, respectively	(10,772,825)	(9,423,858)
Total shareholders' equity	3,084,839	3,002,378
Total liabilities and shareholders' equity	$5,389,534	$5,834,475

NVR, Inc.
Operating Activity
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
	Units	Average Price	Units	Average Price	Units	Average Price	Units	Average Price
New orders, net of cancellations:
Mid Atlantic (1)	1,813	$516.2	2,024	$523.7	5,980	$527.1	6,405	$519.8
North East (2)	348	$510.5	403	$496.7	1,249	$512.7	1,237	$489.7
Mid East (3)	955	$406.7	1,190	$376.8	3,603	$404.4	4,305	$365.4
South East (4)	1,305	$385.0	1,584	$372.9	4,179	$410.2	5,089	$356.2
Total	4,421	$453.4	5,201	$442.0	15,011	$463.9	17,036	$429.8

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
	Units	Average Price	Units	Average Price	Units	Average Price	Units	Average Price
Settlements:
Mid Atlantic (1)	2,417	$530.6	2,177	$497.3	6,889	$527.3	6,411	$478.4
North East (2)	487	$513.5	455	$468.3	1,307	$507.3	1,260	$451.2
Mid East (3)	1,468	$388.3	1,430	$351.8	4,034	$384.8	4,097	$343.2
South East (4)	1,577	$403.9	1,621	$331.6	4,753	$381.0	4,672	$317.3
Total	5,949	$460.5	5,683	$411.1	16,983	$450.9	16,440	$396.9

	As of September 30,
	2022		2021
	Units	Average Price	Units	Average Price
Backlog:
Mid Atlantic (1)	4,009	$536.2	4,473	$530.3
North East (2)	911	$519.1	927	$499.0
Mid East (3)	2,596	$407.8	3,082	$375.4
South East (4)	3,242	$433.5	3,663	$377.0
Total	10,758	$472.8	12,145	$442.4

NVR, Inc.
Operating Activity (Continued)
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Average active communities:
Mid Atlantic (1)	164	151	157	154
North East (2)	37	34	36	34
Mid East (3)	126	125	126	130
South East (4)	96	104	92	108
Total	423	414	411	426

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Homebuilding data:
New order cancellation rate	15.0%	9.2%	13.0%	9.1%
Lots controlled at end of period			131,400	118,600

Mortgage banking data:
Loan closings	$1,656,187	$1,615,880	$4,788,751	$4,593,854
Capture rate	81%	88%	84%	89%

Common stock information:
Shares outstanding at end of period			3,211,977	3,512,686
Number of shares repurchased	88,016	79,620	295,148	244,595
Aggregate cost of shares repurchased	$368,490	$398,488	$1,384,193	$1,152,855

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee, Florida and Georgia

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com